Exhibit 1

Joint Filing Agreement

Each of the undersigned hereby agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

The undersigned further agree that each party hereto is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto on their respective behalf, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of September 22, 2026.

TriplePoint Capital LLC

By:	/s/ Mike L. Wilhelms
Name:	Mike L. Wilhelms
Title:	Chief Financial Officer

TPC Intermediate LLC

By:	/s/ Mike L. Wilhelms
Name:	Mike L. Wilhelms
Title:	Chief Financial Officer

TriplePoint Capital Holdings LLC

By:	/s/ Mike L. Wilhelms
Name:	Mike L. Wilhelms
Title:	Chief Financial Officer

Madera Ventures LLC

By:	/s/ Robert W. Toan
Name:	Robert W. Toan
Title:	Manager

Robert Toan

By:	/s/ Robert W. Toan

Michael Gontar

By:	/s/ Michael Gontar